UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2011

SG BLOCKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22563	95-4463937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Madison Avenue, Suite 16C NY, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-2423

CDSI HOLDINGS INC., 100 S.E. Second Street, Miami, Florida 33131
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As reported in the Current Report on Form 8-K filed by the Company on August 2, 2011 with the Securities and Exchange Commission (the “SEC”), CDSI Holdings Inc., a Delaware corporation (now known as SG Blocks, Inc.) (“CDSI” or the “Company”) entered into a Merger Agreement and Plan of Reorganization, as amended (the “Merger Agreement”) by and among CDSI, CDSI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CDSI (“Merger Sub”), SG Blocks, Inc., a Delaware corporation (now known as SG Building Blocks, Inc.) (“SG Building”), and certain stockholders of SG Building.

As reported in the Current Report on Form 8-K filed by the Company on November 10, 2011 (the “Original 8-K”), Merger Sub merged with and into SG Building on November 4, 2011, with SG Building surviving the Merger and becoming a wholly-owned subsidiary and principal operating business of CDSI (the “Merger”).  Upon consummation of the Merger, SG Building changed its name to SG Building Blocks, Inc. and the Company changed its name to SG Blocks, Inc.

On November 14, 2011, the Company filed an amendment to the Original 8-K and on December 20, 2011, the Company filed a second amendment to the Original 8-K.  This Current Report on Form 8-K/A (the third amendment) is being filed to, among other things: (a) clarify disclosure regarding the relationship between the Company and certain of its suppliers and service providers, (b) clarify, among other things, certain line items mentioned in the Management’s Discussion and Analysis of Financial Condition and Results of Operations, (c) provide additional disclosure in the footnotes to the beneficial ownership table information, (d) provide executive officer and director compensation for 2011, and (e) file as Exhibit 10.7 a copy of an agreement between the Company and ConGlobal Industries, Inc.

Item 2.01	Completion of Acquisition of Disposition of Assets.

Merger

Structure

As reported in the Current Report on Form 8-K filed by the Company on August 2, 2011 with the Securities and Exchange Commission (the “SEC”) (the “August 8-K”), CDSI entered into a Merger Agreement and Plan of Reorganization, as amended (the “Merger Agreement”) by and among CDSI, CDSI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CDSI (“Merger Sub”), SG Blocks, Inc., a Delaware corporation (n.k.a SG Building Blocks, Inc.) (“SG Building”), and certain stockholders of SG Building (the “Signing Stockholders”).

On November 4, 2011, Merger Sub merged with and into SG Building, with SG Building surviving the Merger and becoming a wholly-owned subsidiary and principal operating business of CDSI (the “Merger”) and the holders of common stock of SG Building will received the Merger Consideration described below under the heading “Merger Consideration.”  Upon consummation of the Merger, SG Building changed its name to SG Building Blocks, Inc.

On July 27, 2011, in connection with the Merger, CDSI obtained the written consent of a majority of its outstanding common stock approving, among other things, (i) the Merger Agreement and the related transactions, including the Change of Control described in Item 5.01; (ii) an increase in the number of authorized shares of the Company’s common stock, par value $0.01 per share, (the “Common Stock”) from 25,000,000 shares to 100,000,000 shares, (iii) the change of the name of the Company to “SG Blocks, Inc.” and (iv) the adoption of a 2011 Incentive Stock Plan (the “2011 Plan”) to be effective upon consummation of the Merger.  The foregoing eliminated the need for a special stockholder meeting to approve such items.  The Company’s Board of Directors (the “Board”) had previously approved each of the foregoing items.

The 2011 Plan allows CDSI to issue options, stock appreciation rights, restricted stock and other stock or incentive awards to directors, officers, consultants, advisors and employees of CDSI.  The 2011 Plan provides for the issuance of awards of up to 8,000,000 shares of CDSI’s Common Stock.

Upon consummation of the Merger, (i) Robert Lundgren and Glenn Halpryn resigned from their Board positions with the Company and (ii) Paul M. Galvin, SG Building’s Chief Executive Officer, Joseph Tacopina, a director of SG Building’s, Stevan Armstrong, SG Building’s President and Chief Operating Officer, J. Scott Magrane and Christopher Melton were appointed to the Company’s Board.

Additionally, upon consummation of the Merger, (i) each of Richard J. Lampen and J. Bryant Kirkland III resigned from their positions as officers of the Company and (ii) Paul Galvin became the Chief Executive Officer of the Company, Brian Wasserman became the Chief Financial Officer of the Company, Stevan Armstrong became the President and Chief Operating Officer of the Company and Jennifer Strumingher became the Chief Administrative Officer of the Company.

As a result of the foregoing, the Change of Control occurred with respect to the Company’s stock ownership and management upon consummation of the Merger.  See section titled “Certain Relationships And Related Transactions, and Director Independence -Transaction Relationships - Ladenburg” in this Item 2.01 for additional background to the Merger and Transaction Relationships.  See Item 5.01 titled “Change in Control of The Registrant” for additional Change in Control of The Registrant, which is incorporated by reference.

Consideration

Upon consummation of the Merger, the holders of common stock of SG Building became entitled to receive an aggregate of 36,050,764 shares of Company Common Stock (subject to rounding of fractional shares to the next whole share).  Additionally, Ladenburg Thalmann & Co. Inc. (“Ladenburg”) became entitled to receive in the Merger 408,750 shares of Company Common Stock pursuant to contractual obligations between SG Building and Ladenburg.

Upon consummation of the Merger, all outstanding SG Building warrants were cancelled and substituted with warrants of similar tenor to purchase an aggregate of 1,145,510 shares of Company Common Stock.

As a result of the foregoing, the holders of Company Common Stock prior to the Merger now own an aggregate of 8% of the Company Common Stock on a fully diluted basis, the stockholders and warrant holders of SG Building now beneficially own an aggregate of 91% of the Company Common Stock on a fully diluted basis and Ladenburg  owns an aggregate of 1% of the Company Common Stock on a fully diluted basis (not including warrants to purchase shares of Company Common Stock it will receive in the Merger as a result if it currently holding warrants to purchase shares of SG Building common stock).

The Company Common Stock was issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof.

Indemnification of CDSI

To provide a fund for payment to CDSI with respect to its post-closing rights to indemnification under the Merger Agreement, 817,500 shares of Company Common Stock, which were to be received by the holders of SG Building common stock, were placed in escrow with an independent escrow agent (“Indemnity Escrow Fund”). The Indemnity Escrow Fund is the sole remedy for CDSI for its rights to indemnification under the Merger Agreement.  Claims for indemnification may be asserted against the Indemnity Escrow Fund by CDSI once its damages exceed a $500,000 deductible and will be reimbursable to the full extent of the damages in excess of such amount up to a maximum of the Indemnity Escrow Fund.  Claims for indemnification may be asserted until the 5th business day after CDSI has filed with the SEC its Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

Lock-Up Agreements

Pursuant to the terms of lock-up agreements entered into upon signing of the Merger Agreement (the “Lock-Up Agreements”), all of the officers and directors of SG Building and each stockholder of SG Building then owning in excess of 20% of the SG Building common stock agreed not to sell their shares until the 12-month anniversary of the consummation of the Merger, subject to certain exceptions.

Charter Amendments

As previously reported in the August 8-K, the Company, in connection with the Merger Agreement, changed its name to “SG Blocks, Inc.” and increased its authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares. To effect these changes, the Company filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware upon consummation of the Merger on November 4, 2011. Concurrently with the filing of the amended and restated certificate of incorporation, the Company notified the Financial Industry Regulatory Authority (“FINRA”) of the name change and obtained a new trading symbol for the Company Common Stock. The Company’s Common Stock is now quoted on the OTC Bulletin Board under the symbol “SGBX”.  The Company’s Common Stock was previously quoted under the symbol “CDSI”.

As the Company’s business operations are conducted through SG Building (f.k.a. SG Blocks, Inc.) following consummation of the Merger, the Company believes that the name “SG Blocks, Inc.” better describes its business model.

The increase in the authorized number of shares of Common Stock was necessary in order for the Company to have sufficient stock available to issue to the holders of SG Building common stock of upon consummation the Merger and to have additional authorized shares of Common Stock for financing the Company’s business, for acquiring other businesses, for forming strategic partnerships and alliances, for stock dividends and stock splits, and for compensation purposes.  Except with regard to using such additional authorized shares for compensation purposes, the Company currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares of Common Stock for such purposes. For a description of the options granted by the Board on November 7, 2011, see the information set forth under the heading “Executive and Director Compensation - 2011 Option Grants” in Item 2.01, which is incorporated by reference.  Notwithstanding the foregoing, authorized but unissued shares of Common Stock may enable the Company’s Board to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Company’s Common Stock. If in the due exercise of its fiduciary obligations, for example, the Company’s Board were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent Board, by effect effecting an acquisition that might complicate or preclude the takeover, or otherwise.

The Company has attached hereto as Exhibits 3.1 a copy of the Amended and Restated Certificate of Incorporation of the Company, which reflect the above described amendments and which was filed with the Delaware on November 4, 2011.  The foregoing summary is qualified in their entirety by the contents of the Amended and Restated Certificate of Incorporation of the Company.

2011 Plan

Reference is made to the section titled “Description of Stockholder Matters - Stock Plan” of the Definitive Information Statement on Schedule 14C as filed with the SEC on October 4, 2011 with respect to the description of the 2011 Plan.  The 2011 Plan was filed at Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC by CDSI on August 2, 2011.

Business

Reference is made to Item 1 of the 2010 Annual Report on Form 10-K as filed with the SEC on January 31, 2011 with respect to the description of the business of CDSI prior to consummation of the Merger.  Upon consummation of the Merger, the business of SG Building became the principal operating business of CDSI.  The business of SG Building, now the principal business of CDSI, is described below.

Overview

On October 25, 2010, SG Blocks, LLC (“SG LLC”), a Missouri limited liability company, merged with and into SG Building, which then continued the business of SG LLC. SG LLC was formed on January 23, 2007 and SG Building (formerly SG Blocks, Inc.) was formed in Delaware on August 16, 2010.  SG Building was not engaged in any business prior to the merger with SG LLC in 2010.

The principal business of SG Building is to provide code engineered cargo shipping containers. SG Building modifies and delivers containers to meet the growing demand for safe and green construction. Rather than consuming new steel and lumber, SG Building capitalizes on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building. Offering a product that typically exceeds building code requirements, SG Building seeks to enable developers, architects, builders and owners to achieve greener construction, faster execution and stronger buildings of higher value. Since its inception in 2007, SG Building has developed and implemented the technology to break away from standardized container-construction while maintaining reduced costs. Committed to providing a construction methodology that will lessen the global carbon footprint, SG Building does not simply recycle (which requires additional energy consumption to break down material and then reform it for another purposes) — it utilizes existing steel material and repurposes it into modules that can be put to a higher and better use with significantly less energy input. In addition to providing code engineered cargo shipping containers for construction use, SG Building also continues to advance a patent pending structural steel framing system and the use thereof.

SG Building’s products have been featured in reports by several leading media outlets including NY Post, USA Today, CNN, Washington Post, ABC World News, NBC Nightly News and Bob Vila. In addition, Popular Mechanics selected one of SG Building’s buildings as a “best green design” in its April 2009 edition.

Description of Business

SG Building first selects shipping containers appropriate for the project, often that have reached the end of their useful life, which are then designed and proprietarily engineered.    These durable steel containers are then modified or manufactured under contract into a structure that is referred to in this “Business” section as “SG BlocksTM”.  A combination of engineering and architecture are used to make the containers adaptable for a wide variety of uses including housing, office buildings, barracks, hotels, schools, dormitories, hospitals, clinics and institutional facilities.

From a design perspective, SG BlocksTM can be used to build virtually any style of construction, from traditional to modern. SG BlocksTM can be delivered with a highly durable surface finish or ready to be clad with any type of standard or green technology friendly building skin.

SG BlocksTM have a particular application in meeting safe and sustainable housing needs in the United States and globally. The building system is designed to meet the needs of builders, developers, government officials, urban planners, architects, and engineers looking for fast and affordable alternatives that meet safe housing needs and standards, particularly in hurricane and earthquake prone areas. Criteria and testing processes have been developed to evaluate each container. Conversion and assembly is subjected to quality control, making the containers “code-ready.” Conformance with International Code Council requirements is an ongoing objective as this standard is used by a vast majority of governmental jurisdictions in the United States.

Partners, affiliates and customers carry the responsibility for container storage, modification, transportation and welding, leaving SG Building to manage the logistical task of coordinating the efforts of its strategic partners. These alliances help SG Building maintain a steady supply of containers available around the world. SG Building is actively exploring international opportunities, including in Brazil where it has formed a subsidiary.

Green Building

There is a worldwide movement toward green and carbon neutrality. Sustainable or “green” building is the practice of designing, constructing, operating, maintaining and removing buildings in ways that conserve natural resources and reduce their impact on climate change. Builders are increasingly incorporating “green” components in all projects as they adopt the LEED system, a third-party certification program and the nationally accepted benchmark for the design, construction and operation of high performance green buildings. SG Building believes its structural system contributes significantly towards LEED certification, and help minimize the wasteful practices of traditional construction methods.

Description of the Product

SG Building’s structural building system represents a change from the way buildings have typically been built in the past. It also represents a contribution to the greening of the construction industry with the advancement of new technology. Of great importance to the technology is the recycling of standard shipping containers. Intermodal containers generally come in either 40 foot or 20 foot long units that are either 8’6” (standard cube) or 9’6” (high cube).

The payload rating in a shipping configuration for a 40 foot container is roughly 60,000 pounds. The payload rating normally associated with residential or commercial structures is in most cases half of that amount. These units are designed for 9-high stacking aboard ships. The structures in this condition need to be able to withstand 15 long tons of load transversely and 7.5 long tons longitudinally.  This far exceeds any gravity or lateral loads a normal residential or commercial building will ever experience.

This strong structure is the beginning of the SG Building building system. Various combinations as desired of siding, brick, and stucco can be added and the interior finished as any conventional structure would be. Upon completion, structures look and feel as if they were erected using traditional construction methods. However, the SG Building product is generally stronger, more durable, environmentally sensitive, and finished in less time than traditional construction methods.

The Process of the SG Building Conversion

Containers are selected, tested and evaluated against SG Building’s engineering, environmental, and utilization criteria and standards. The used containers are then certified as SG BlocksTM ready for the manufacturing and fabrication processes. SG Building then provides specific and detailed engineering and fabrication details to qualified contractors and subcontractors who then modify the containers in various configurations, which often requires structural changes, wall reconfigurations, the creation of window and door openings, and ceiling alterations to allow sheetrock hanging.  The exterior walls and roof structure are then insulated with a high tech waterproof ceramic insulation. The SG BlocksTM are then shipped directly to the building site or are run through a modular factory and then delivered to the site.  The builder, generally under contract with the Company, places the SG BlocksTM into position on their foundation and connects them together by welding.  The builder may then add roof trusses or other roof systems, quickly creating an insulated structure under roof. The potential for savings in building time can be significant, particularly if interior pre-finish modularization is introduced at this step.

Historical Use of Shipping Containers in Construction

Although shipping containers have been reused as building structures since their introduction in the 1950s, such applications have been limited. Typically, shipping containers have been re-used to provide temporary shelter or storage.  However, the idea of fabricating containers in large quantities for the building sector market is a relatively novel idea.

Over the past few years, several companies and individuals have been touting the use of shipping containers for construction purposes. Very few, however, have actually designed and built structures to meet building code requirements.  In contrast, SG Building has already completed projects for the US Military, municipalities and Fortune 500 companies.  As a result, SG Building believes it is positioned as the leader in this new technology industry.

SG Building believes it has debunked the architectural notion that structures built with containers look as if they were built with containers. Through concentrated education and promotion, SG Building believes that it has already begun to position its concept into the vocabulary of the architecture and building industries.

Competition

The construction industry is highly competitive.  SG Building competes against numerous local, regional, national and international builders and others in the real estate business around the world.  Going forward SG Building is committed to further educating the building community on the benefits of its technology to illustrate SG Building is more of a complement to than competition for builders.  SG Building may compete for investment opportunities, financing, available land, raw materials and skilled labor with entities that possess greater financial, marketing and other resources than it does.  Competition may increase if there is future consolidation in the land development and construction industry or from new building technologies that could arise.  Additionally, many of those working with containers focus on the architecture and design element.  As the Company’s competitors are generally not involved with the entire building process (from container selection to occupancy), SG Building has an advantage in being able to deliver a final product.

SG Building believes that it can distinguish itself from its competitors on the basis of cost and construction time. SG Building’s construction method is typically 10% to 20% less expensive than traditional construction methods, particularly in urban locations and multi-story projects. Construction time is typically reduced by 30 – 40% using SG Building’s construction method, reducing construction and soft costs substantially.  The SG BlocksTM are designed to be hurricane, tornado and blast resistant, able to withstand harsh climate conditions and their flexibility of construction allows architects, developers, and owners to design the product to meet their needs.

Having already worked with regulatory agencies and obtained jurisdictional approvals from building departments, SG Building has gained practical experience needed to complement its engineering, architectural and technological knowledge. Standard permit approvals at the municipal level is the principal compliance and approval requirement for SG Building.

Intellectual Property

The creation of a proprietary, patentable intellectual property platform, driven by technological innovation, is a central strategy and a key differentiator for SG Building. This use of advanced technology is positioning SG Building as a primary resource for container based structure information and support. Such advanced application of technology creates a valuable marketing and closing tool for leads, a barrier to competitive entry, and is a cornerstone in the strategic development of SG Building’s global, scalable business platform. SG Building is now routinely called upon to provide the product for innovative architects who design container based systems. SG Building relies primarily on trade secrets to protect its intellectual property and proprietary technology at this time.

The SG Buildings Network

One of SG Building’s stockholders, ConGlobal Industries, Inc. (“ConGlobal”), is also one of its most important affiliates.  ConGlobal is one of the largest depot operators in the United States.  ConGlobal operates 17 container repair and storage depots in 14 U.S. cities, Costa Rica and Mexico, catering to major shipping, leasing and freight movement companies around the world. With a national capacity of over 600 acres, the ConGlobal network of maintenance depots currently handles over 6,500 containers per week and can accommodate at least 170,000 TEU’s (twenty-foot equivalent unit). SG Building currently has an exclusive 10 year Collaboration and Supply contract with ConGlobal (the “ConGlobal Agreement”), which is currently being renegotiated.  Each ConGlobal depot is equipped with the resources to modify used shipping containers into SG Building’s green building material.

The ConGlobal Agreement, in its current form, generally provides that during the term of the ConGlobal Agreement, SG Building will purchase its supply of SG BlocksTM for SG Building’s business exclusively from ConGlobal within the “Territory”, as defined in the ConGlobal Agreement, and within the “Field of Use”, as defined in the ConGlobal Agreement.  The ConGlobal Agreement defines “Territory” as all locations within the continental United States within a five hundred (500) mile radius of an existing ConGlobal site.  The ConGlobal Agreement defines “Field of Use” as housing, office, and/or retail uses generally constructed as a permanent structures, but excludes uses exclusively for storage, mobile storage, temporary storage and commercial applications that:

(1) are occupied by persons temporarily or infrequently (such as construction site temporary offices), or

(2) are not assembled into buildings consisting of greater than 6 containers in size and not intended for use as permanent housing, office, and/or retail structures, or

(3)  are buildings of such nature that: (A) (i) they do not require a building or other permit or process from local government agencies, or (ii) are built from drawings, and/or specifications supplied to ConGlobal by the party buying the modified container(s) and (B) are for purposes that are not primarily for permanent housing, office and/or retail structures.

In the event a proposed use of shipping containers by ConGlobal is not clearly within or outside of the Field of Use, ConGlobal will notify SG Building of such proposed use and ConGlobal and SG Building will collaborate to determine whether such use is within the Field of Use and if so, whether (i) the proposed use by ConGlobal should be permitted; and (ii) if so, whether the proposed use should be performed on a shared or joint venture basis.

The ConGlobal Agreement also provides that ConGlobal will not supply SG BlocksTM to any entity competing with SG Building during the term of the ConGlobal Agreement unless SG Building fails to purchase at least sixty percent (60%) of its forecasted purchases, as defined, for two (2) consecutive years.

SG Building has eight employees, not including Brian Wasserman who is serving as the Chief Financial Officer of SG Building pursuant to a consulting agreement. SG Building also hires independent contractors on an as-needed basis.

FORWARD-LOOKING STATEMENTS

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as other portions of this Current Report on Form 8-K contain forward-looking statements. Such forward-looking statements involve a number of assumptions, risks, and uncertainties that could cause the actual results of the Company and SG Building to differ materially from those matters expressed in or implied by such forward-looking statements. They involve known and unknown risks, uncertainties, and other factors, which are in some cases beyond the control of the Company and SG Building. No forward-looking statement can be guaranteed and actual future results may vary materially. The actual results of the Company and SG Building could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including without limitation, changes in funds budgeted by Federal, state and local governments, the availability and timely delivery of key raw materials, components and chassis, changes in competition, various inventory risks due to changes in market conditions, changes in product demand, substantial dependence on third parties for product quality, interest rate fluctuations, adequate direct labor pools, development of new products, changes in tax and other governmental rules and regulations applicable to the Company, reliability and timely fulfillment of orders and other risks indicated in the Company’s filing with the SEC. Additional information regarding these risk factors and uncertainties is described more fully in the Company’s SEC filings. A copy of all filings may be obtained from the SEC’s EDGAR web site, www.sec.gov, or by contacting the Chief Administrative Officer at the Company’s headquarters or by telephone 646-747-2423.

SG BUILDING’S MANAGEMENT’S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction and Certain Cautionary Statements

The following discussion and analysis of our financial condition and results of operations is intended to assist in the understanding and assessment of significant changes and trends related to the results of operations and financial position of SG Building.  This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including the sections titled “Risk Factors” and “Business,” the Company's Pro-forma Financial Statements and SG Building’s Financial Statements attached hereto.

The statements in this information statement may contain forward-looking statements relating to such matters as anticipated future financial performance, business prospects, legislative developments and similar matters. See “Forward-Looking Statements.” A variety of factors could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements such as intensified competition and/or operating problems in its operating business projects and their impact on revenues and profit margins or additional factors.  In addition, the information presented below is based on unaudited financial information.  There can be no assurance that there will not be changes to this information once audited financial information is available.

General

SG Building is a Delaware corporation, which offers the construction industry a safer, greener, faster, longer lasting and more economical alternative to conventional construction methods. SG Building redesigns, repurposes, and converts heavy-gauge steel cargo shipping containers into safe green building blocks for commercial, industrial, and residential building construction.

On July 27, 2011, the Company entered into the Merger Agreement by and among Merger Sub, a Delaware corporation and a wholly-owned subsidiary of the Company, SG Building, a Delaware corporation (known as SG Blocks, Inc. prior to the Merger), and certain stockholders of SG Building. The Merger Agreement provides for the Merger of Merger Sub with and into SG Building, with SG Building surviving the Merger and becoming a wholly-owned subsidiary of the Company. Upon consummation of the Merger, SG Building became the principal operating business of the Company and the Company was renamed SG Blocks, Inc.

SG Building is a provider of code engineered cargo shipping containers that it modifies and delivers to meet the growing demand for safe and green construction. Rather than consuming new steel and lumber, SG Building capitalizes on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building.

The following summaries of the Merger and related transactions, the Merger Agreement and the other agreements entered into by the parties are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

Upon consummation of the Merger, the holders of common stock of SG Building received an aggregate of 36,050,764 shares of the Company’s Common Stock. Additionally, Ladenburg received in the Merger 408,750 shares of the Company’s Common Stock. Upon consummation of the Merger, all outstanding SG Building warrants were cancelled and substituted with Company warrants of similar tenor to purchase an aggregate of 1,145,510 shares of the Company’s Common Stock.  Immediately following the Merger, warrants to purchase 100,926 shares of Company common stock were forfeited by a warrant holder.

The Merger was a reverse merger that will be accounted for as a recapitalization of SG Building, and accordingly SG Building is deemed to be the accounting acquirer.

Results of Operations

Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

	Year Ended December 31
	2010	2009	Change

Loss from operations	$(933,858)	$(218,137)	$(715,721)
Other expenses:	(313,786)	(80,982)	(232,804)
Net Loss	$(1,247,644)	$(299,119)	$(948,525)

Revenue

Revenue for the year ended December 31, 2010 was $1,916,565 compared to $478,340 for the year ended December 31, 2009. This increase of $1,438,225 results from significantly increased block “green steel” sales to a single customer (2010 sales of approximately $990,000 vs 2009 sales of approximately 285,000)  and an increase in new engineering and project management jobs during 2010.

Cost of Revenue and Gross Profit

Cost of revenue increased by $1,049,466 to $1,339,159 for the year ended December 31, 2010 from $289,693 for the year ended December 31, 2009. The increase in cost of revenue results from an increase in sales offset by a decrease in the gross profit percentage.  Gross profit increased to $577,406 for the year ended December 31, 2010 from a gross profit of $188,647 for the year ended December 31, 2009.  The gross profit percentage was 30.1% for the year ended December 31, 2010 as compared to a gross profit percentage of 39.4% for the year ended December 31, 2009.  This decrease in gross profit percentage results from a decrease in gross profit percent in engineering (from 58.9% in 2009 to 42.4% in  2010) and project management (from 49.1% in 2009 to 20.1 % in 2010) projects offset by an increase in the gross profit percent in block “green steel” sales (from 29.6% in 2009 to 32.5% in 2010). The decrease in gross profit percentage for engineering and project management projects resulted from jobs which were priced below our normal margin in order to obtain product acceptance and building approvals.

Payroll and Related Expense

Payroll and related expense for the year ended December 31, 2010 was $963,075 compared to $172,537 for the year ended December 31, 2009. The increase of $790,538 results from an increase in sales, marketing and administrative personnel.

Other Operating Expenses

Other operating expense for the year ended December 31, 2010 was $548,189 compared to $234,247 for the year ended December 31, 2009. The increase of $313,942 results from an increase of approximately (i) $81,000 in consulting and professional fees, (ii) $65,000 in marketing costs, (iii) $25,000 in travel and entertainment expenses, (iv) $64,000 in insurance costs and (v) $78,000 other general and administrative expenses.

Interest Expense

Interest expense for the year ended December 31, 2010 was $ 396,155 compared to $81,083 for the year ended December 31, 2009. This increase results from the beneficial conversion feature embedded in the convertible notes and related debt discount and contractual interest on increased borrowings.

Other income (expense)

During 2010 there was other income recognized from a cancellation of trade liabilities and accrued interest of $73,057 while there were no such debt cancellations during 2009.  Additionally in 2010 there was other income of $9,275 recognized due to a change in fair value of derivative conversion option liabilities.

Income Tax Provision

A 100% valuation allowance was provided against the deferred tax asset consisting of available net operating loss carryforwards and accordingly no income tax benefit was provided.

Nine Months Ended September 30, 2011 Compared to the Nine Months ended September 30, 2010:

	Nine months ended September 30
	2011	2010	Change

Loss from operations	$(1,146,722)	$(491,255)	$(655,467)
Other income (expenses):	10,171	(95,096)	105,267
Net Loss	$(1,136,551)	$(586,351)	$(550,200)

Revenue

Revenue for the nine months ended September 30, 2011 was $2,821,613 compared to $1,538,013 for the nine months ended September 30, 2010. This increase of $1,283,600 results from an increase of $1,799,728 in block “green steel” sales reduced by $516,128 of lower sales in engineering and project management jobs.

The table below illustrates how the decrease of sales in engineering and project management jobs resulted from SG Building having fewer customers in these product areas with lower contracted dollar amounts than during the respective prior periods.  The reduced number of customers and sales revenue in these product areas is due to management's decision to focus resources on larger block "green steel" projects and thus foregoing proposing on additional engineering and project management jobs during the nine months ended September 30, 2011.

Engineering:	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Increase/ (Decrease)
Customer 1	-	19,052	(19,052)
Customer 2	-	12,488	(12,488)
Customer 3	-	1,731	(1,731)
Customer 4	-	7,579	(7,579)
Customer 5	-	4,927	(4,927)
Customer 6	4,190	70,471	(66,281)
Customer 7	1,500	-	1,500
Customer 8	300	-	300
Customer 9	750	-	750
	6,740	116,248	(109,508)

Project Management:
Customer 1	-	333,963	(333,963)
Customer 2	-	5,610	(5,610)
Customer 3	-	8,367	(8,367)
Customer 4	-	1,877	(1,877)
Customer 5	1,932	136,047	(134,115)
Customer 6	52,831	-	52,831
Customer 7	10,132	-	10,132
Customer 8	14,349	-	14,349
	79,244	485,864	(406,620)

Cost of Revenue and Gross Profit

Cost of revenue increased by $1,369,077 to $2,417,082 for the nine months ended September 30, 2011 from $1,048,005 for the nine months ended September 30, 2010. The increase in cost of revenue results from an increase in sales offset by a decrease in the gross profit percentage.  Gross profit decreased to $404,531 for the nine months ended September 30, 2011 from a gross profit of $490,008 for the nine months ended September 30, 2010.  The gross profit percentage was 14.3% for the nine months ended September 30, 2011 as compared to a gross profit percentage of 31.9% for the nine months ended September 30, 2010.  This decrease in gross profit percentage results from a decrease in the gross profit percent in block “green steel” sales (from 33.5% during the period in 2010 compared to 13.3% during the period in 2011) offset by an increase in gross profit percent in project management (from 25.6% during the period in 2010 to 44.4% during the period in 2011) and engineering (from 45.2% during the period in 2010 to 68.7% during the period in 2011). The decrease in the gross profit percentage for block “green steel” sales was partially the result of the Company bidding on projects with lower than usual gross profit margins in order to achieve initial building permit approvals and establish market share and proof of concept in certain product classes.  The Company intends to leverage these initial projects to successfully execute similar projects at higher gross margin percentages. The decrease in gross profit percentage also resulted from an increase in commodities costs related to containers used in production.

Payroll and Related Expense

Payroll and related expense was relatively unchanged for the nine months ended September 30, 2011 ($697,305) compared to compensation expense for the nine months ended September 30, 2010 ($704,207).

Other Operating Expenses

Other operating expense for the nine months ended September 30, 2011 was $853,948 compared to $277,056 for the nine months ended September 30, 2010. The increase of $576,892 results from an increase of approximately (i) $326,000 in consulting and professional fees, (ii) $97,000 in marketing costs, (iii) $70,000 in travel and entertainment expenses, and (iv) $84,000 of general and administrative expenses. Operating expenses partially increased by approximately $125,000 due to non-recurring legal and accounting fees associated with the Merger.

Interest Expense

Interest expense for the nine months ended September 30, 2011 was $2,520 compared to $146,388 for the nine months ended September 30, 2010. This decrease results from the maturity and payment or conversion of outstanding interest bearing debts.

Other income (expense)

During the nine months ended September 30, 2011 and September 30, 2010 there was other income recognized from (1) cancellation of trade liabilities and unpaid interest of $61,733 and $41,982, respectively and (2) a change in the fair value of the derivative liability of $49,111 and ($9,275), respectively.

Income Tax Provision

A 100% valuation allowance was provided against the deferred tax asset consisting of available net operating loss carryforwards and accordingly no income tax benefit was provided.

Impact of Inflation

The impact of inflation upon SG Building’s revenue and results from continuing operations during each of the past two fiscal years has not been material to its financial position or results of operations for those years.

Liquidity and Capital Resources

Since SG Building’s inception in 2008, SG Building has generated losses from operations and it anticipates that it will continue to generate losses from operations for the foreseeable future. As of December 31, 2010 and December 31, 2009, SG Building’s stockholders’ equity/(deficit) was approximately $440,200 and ($1,191,200), respectively. SG Building’s net loss from operations for the years ended December 31, 2010 and 2009 was $933,858 and $218,137, respectively. Net cash used in operating activities was $646,267 and $804,405 for the years ended December 31, 2010 and December 31, 2009, respectively. Operations since inception have been funded with the proceeds from equity and debt financings and sales activity. As of December 31, 2010, we had cash and cash equivalents of $1,038,661. As of September 30, 2011, we had cash and cash equivalents of $955,136.  We anticipate that our existing capital resources will enable us to continue operations through at least October 1, 2012.

SG Building incurred a net loss of $1,247,644 for the year ended December 31, 2010. SG Building’s cash balance as of December 31, 2010 was $1,038,661 and SG Building had working capital as of that date of $435,793.

Since inception, SG Building has funded its operations and working capital needs primarily with proceeds from equity and debt financings and sales activity. During 2009, SG Building generated net cash proceeds of $1,027,858 from the issuance of notes payable and capital contributions. During 2009, SG Building repaid $124,834 of outstanding notes payable. During 2010, SG Building generated net cash proceeds of $2,739,797 from the issuance of notes payable and issuance of common stock. During 2010, SG Building repaid $999,224 of outstanding notes payable. Also, from January 1, 2011 to September 30, 2011 SG Building generated net cash proceeds of $1,200,000 from the issuance of common stock.

Based on the recent progress SG Building made in the execution of its business plan, SG Building believes that its currently available cash, which includes funds it expects to generate from operations, will enable it to operate its business through at least October 1, 2012. However, SG Building will require additional capital in order to execute the longer term aspects of its business plan. If SG Building is unable to raise additional capital or encounter unforeseen circumstances that place constraints on its capital resources, SG Building will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing its business development activities or suspending the pursuit of its business plan. SG Building cannot provide any assurance that it will raise additional capital. SG Building has not secured any commitments for new financing at this time, nor can it provide any assurance that new financing will be available to it on acceptable terms, if at all.

 Off–Balance Sheet Arrangements

As of December, 2010 and September 30, 2011, SG Building had no material off-balance sheet arrangements other than operating leases.

In the ordinary course of business, SG Building enters into agreements with third parties that include indemnification provisions which, in its judgment, are normal and customary for companies in its industry sector. These agreements are typically with consultants and certain vendors. Pursuant to these agreements, SG Building generally agrees to indemnify, hold harmless, and reimburse indemnified parties for losses suffered or incurred by the indemnified parties with respect to actions taken or omitted by SG Building. The maximum potential amount of future payments SG Building could be required to make under these indemnification provisions is unlimited. SG Building has not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. As a result, the estimated fair value of liabilities relating to these provisions is minimal. Accordingly, SG Building has no liabilities recorded for these provisions as of December 31, 2010.

Critical Accounting Estimates and New Accounting Pronouncements

Critical Accounting Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts and related disclosures in the financial statements. Management considers an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made, and changes in the estimate or different estimates that could have been selected could have a material impact on our consolidated results of operations or financial condition.

Share-Based Payments.  SG Building adopted authoritative accounting guidance which establishes standards for share-based transactions in which we receive employee's services in exchange for equity instruments, such as common stock. These authoritative accounting standards require that we expense the fair value of stock options and similar awards, as measured on the awards' grant date.

SG Building estimates the value of stock awards using valuation models developed by the Company. The determination of the fair value of share-based payment awards on the date of grant is affected by our stock price as determined by the valuation model and the assumptions used regarding a number of complex and subjective variables.

If factors change and SG Building employs different assumptions in the application of the relevant accounting guidance in future periods, the compensation expense that it records may differ significantly from what it has recorded in the current period. There is a high degree of subjectivity involved when determining the fair value of our stock to estimate share-based compensation. Consequently, there is a risk that SG Building’s estimates of the fair values of its share-based compensation awards on the grant dates may bear little resemblance to the actual values realized upon the exercise, expiration, early termination or forfeiture of those share-based payments. Employee stock grants may be forfeited as worthless or otherwise result in zero value as compared to the fair values originally estimated on the grant date and reported in SG Building’s financial statements. Alternatively, value may be realized from these instruments that are significantly in excess of the fair values originally estimated on the grant date and reported in SG Building’s financial statements.

Derivative Instruments. Since inception, SG Building has issued warrants to purchase its common stock and convertible notes. In accordance with current accounting guidelines, SG Building has treated these derivative financial instruments as liabilities on its balance sheet, measured at fair value at issuance date, and re-measured at fair value on each reporting date. SG Building records changes in the fair value of these derivative liabilities in income or loss on each balance sheet date. SG Building uses both a Black-Scholes option and lattice pricing model, which uses the underlying price of its common stock as one of the inputs to determine the fair value at issuance date and at each subsequent reporting period. As a result, the fair value of the derivative instruments is impacted by changes in the market price of its common stock. The market price of its common stock can be volatile and is subject to factors beyond SG Building’s control. These factors include, but are not limited to, trends in the industry in which SG Building operates, the market of OTC Bulletin Board quoted stocks in general and sales of SG Building’s common stock. As a result, the value of its common stock may change from measurement date to measurement date, thereby resulting in fluctuations in the fair value of the derivative instruments, which can materially impact its operating results.

Revenue Recognition. SG Building accounts for its long-term contracts associated with the design, engineering, manufacture and project management of building projects and related services, using the percentage-of-completion accounting method. Under this method, revenue is recognized based on the extent of progress towards completion of the long-term contract.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. General and administrative costs, marketing and business development expenses and pre-project expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

The asset, “Costs and estimated earnings in excess of billing on uncompleted contracts,” represents revenue recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billing in excess of revenue recognized.

SG Building offers a one-year warranty on completed contracts. SG Building has not incurred any losses to date and nor does it anticipate incurring any losses for warranties that are currently outstanding.  Accordingly no warranty reserve is considered necessary for any of the periods presented.

SG Building also supplies repurposed containers to its customers. In these cases, SG Building serves as a supplier to its customers for standard and made to order products that it sells at fixed prices. Revenue from these contracts is generally recognized when the products have been delivered to the customer, accepted by the customer and collection is reasonably assured. Revenue is recognized upon completion of the following: an order for product is received from a customer; written approval for the payment schedule is received from the customer and the corresponding required deposit or payments are received; a common carrier signs documentation accepting responsibility for the unit as agent for the customer; and the unit is delivered to the customer’s shipping point.

Amounts billed to customers in a sales transaction for shipping and handling are classified as revenue. Products sold are generally paid for based on schedules provided for in each individual customer contract including upfront deposits and progress payments as products are being manufactured.

Funds received in advance of meeting the criteria for revenue recognition are deferred and are recorded as revenue when they are earned.

New Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2 fair value measurements. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The adoption of this guidance did not have a material impact on SG Building’s consolidated financial statements.

In February 2010, FASB issued ASU No. 2010-9 –Amendments to Certain Recognition and Disclosure Requirements. This update addresses certain implementation issues related to an entity’s requirement to perform and disclose subsequent-events procedures and removes the requirement that public companies disclose the date of their financial statements in both issued and revised financial statements. According to the FASB, the revised statements include those that have been changed to correct an error or conform to a retrospective application of U.S. GAAP. The adoption of this ASU did not have a material impact on SG Building’s consolidated financial statements.

In March 2010, FASB issued ASU No. 2010-11 –Scope Exception Related to Embedded Credit Derivatives. Embedded credit-derivative features related only to the transfer of credit risk in the form of subordination of one financial instrument to another are not subject to potential bifurcation and separate accounting as clarified by recently issued FASB guidance. Other embedded credit-derivative features are required to be analyzed to determine whether they must be accounted for separately. This update provides guidance on whether embedded credit-derivative features in financial instruments issued by structures such as collateralized debt obligations (CDOs) and synthetic CDOs are subject to bifurcation and separate accounting. The guidance is effective at the beginning of a company’s first fiscal quarter beginning after June 15, 2010. We do not expect the adoption of this ASU to have a material impact on SG Building’s consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-13, Compensation – Stock Compensation: Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. ASU 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early adoption permitted. SG Building is currently evaluating the potential impact of this standard.

In May 2011, FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820) – Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” This ASU addresses fair value measurement and disclosure requirements within Accounting Standards Codification Topic 820 for the purpose of providing consistency and common meaning between U.S. GAAP and IFRSs. Generally, this ASU is not intended to change the application of the requirements in Topic 820. Rather, this ASU primarily changes the wording to describe many of the requirements in U.S. GAAP for measuring fair value or for disclosing information about fair value measurements. This ASU is effective for periods beginning after December 15, 2011. It is not expected to have any material impact on SG Building’s s consolidated financial statements or disclosures.

Related Party Transactions

ConGlobal, a pre-Merger stockholder of SG Building and now a stockholder of the Company, provides containers and labor on domestic projects.  SG Building recognized Cost of Goods Sold of $845,692, $254,251 and $2,164,719, for services ConGlobal rendered during the years ended December 31, 2010 and 2009 and for the nine months ended September 30, 2011, respectively. For the year ended December 31, 2010 and for the nine months ended September 30, 2011, $36,622 and $1,750, respectively, of such expenses are included in accounts payable and accrued expenses in the accompanying balance sheet.

The Lawrence Group, a pre-Merger stockholder of SG Building and now a stockholder of the Company, is a building design, development and project delivery firm. SG Building recognized Pre-project Expenses of $5,483 and $7,527 for consulting services The Lawrence Group rendered during the years ended December 31, 2010 and 2009, respectively. For the years ended December 31, 2010 and 2009 and for the nine months ended September 30, 2011, $103,782, $98,300, and $103,782, respectively, of such expenses are included in accounts payable and accrued expenses in the accompanying balance sheets.

SG Building has accrued certain reimbursable expenses of owners of the Company. Such expenses amounted to $47,363, $35,226 and $0, for the years ended December 31, 2010 and 2009 and for the nine months ended September 30, 2011, respectively.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of November 9, 2011 by (i) those persons or groups known to beneficially own more than 5% of Company common stock, (ii) each current director and executive officer of the Company and (iii) all executive officers and directors as a group.  The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.  Except as otherwise indicated in the table below, the business address of each individual or entity is 400 Madison Avenue, Suite 16C NY, New York, 10017.

Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
Vector Group Ltd.(8)	3,508,519	8.8%
Tag Partners, LLC (4)	2,658,127	6.7%
SMA Development Group, LLC (5)	3,327,266	8.4%
George Karfunkel (21)	2,018,519	5.1%
Pro-Mall International, Ltd. (22)	2,018,519	5.1%

Directors and Named Executive Officers:

Paul Galvin (3)(4)(11)	3,991,459	9.8%
Joseph Tacopina (3)(4)(12)	2,674,793	6.7%
Stevan Armstrong (3)(5)(13)	3,443,932	8.6%
J. Scott Magrane (3)(6)(14)	401,970	1.0%
Christopher Melton (3)(7)(15)	215,742	*
J. Bryant Kirkland III (8)(9)(16)(20)	26,428	*
Richard J. Lampen (8)(9)(10)(17)	1,470,000	3.7%
Brian Wasserman(3)(18)	333,334	*
Jennifer Strumingher (3)(7)(19)	83,334	*
All executive officers and directors as a group (9 persons)	9,982,865	24%

*	Less than 1%.

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options and warrants to purchase shares of Common Stock exercisable within sixty (60) days.  Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)	Based on 39,779,506 shares of Common Stock outstanding on November 9, 2011.

(3)
Paul Galvin, Joseph Tacopina, Stevan Armstrong, J. Scott Magrane and Christopher Melton were appointed as directors upon consummation of the Merger on November 4, 2011. Additionally, Mr. Galvin was appointed as Chief Executive Officer, Mr. Armstrong was appointed as President and Chief Operating Officer, Brian Wasserman was appointed as Chief Financial Officer and Ms. Strumingher was appointed as Chief Administrative Officer, all upon consummation of the Merger on November 4, 2011.

(4)
Includes 2,658,127 shares held by Tag Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in SG Building (other partners include employees of SG Building). Paul Galvin and Joseph Tacopina are managing members of, and have a controlling interest in, TAG. Each of Messrs. Galvin and Tacopina may be deemed to beneficially own the shares of Common Stock owned by TAG. Each of Messrs. Galvin and Tacopina specifically disclaims beneficial ownership of the shares of Common Stock held by TAG, except to the extent of each of their pecuniary interest therein, and this shall not be deemed to be an admission that Messrs. Galvin and Tacopina are the beneficial owner of such shares of Common Stock.

(5)
Includes 3,327,266 shares held by SMA Development Group, LLC, an entity controlled by Mr. Armstrong. Mr. Armstrong specifically disclaims beneficial ownership of the shares of Common Stock held by SMA Development Group, LLC, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Armstrong is the beneficial owner of such shares of Common Stock.  The business address for SMA Development Group, LLC is 912 Bluff Road - Brentwood, TN 37027.

(6)
Includes 381,137 shares held by Two Lake, LLC, an entity controlled by Mr. Magrane. Mr. Magrane specifically disclaims beneficial ownership of the shares held by Two Lake, LLC except to the extent of his pecuniary interest therein, and this shall not be deemed an admission that Mr. Magrane is the beneficial owner of such shares of stock.

(7)
Includes 194,909 shares held by Mr. Melton.  Does not include shares held by TAG. Mr. Melton and Ms. Strumingher each has a membership interest in TAG. Mr. Melton and Ms. Strumingher each specifically disclaims beneficial ownership of the shares of Common Stock held by TAG, except to the extent of their pecuniary interest therein, and this shall not be deemed to be an admission that either Mr. Melton or Ms. Strumingher is a beneficial owner of such shares of Common Stock.

(8)
Richard J. Lampen, a director of the Company, serves as Executive Vice president of Vector Group Ltd. (“Vector”), a publicly traded NSYE listed holding company engaged principally in: (a) the manufacture and sale of cigarettes in the United States through its Liggett Group LLC and Vector Tobacco Inc. subsidiaries, and (b) the real estate business through its subsidiary, New Valley LLC.  J. Bryant Kirkland III, a director of the Company, serves as Vice President, Treasurer and Chief Financial Officer of Vector.  Neither Mr. Kirkland nor Mr. Lampen has investment authority or voting control over the 1,490,000 shares of Common Stock owned by Vector.  The business address for Vector is 100 S.E. Second Street, Miami, Florida 33131.  Based upon a Schedule 13D filed on December 1, 2011 with the SEC by Vector, the other executive officers and directors of Vector are:

Howard M. Lorber	Director; President and Chief Executive Officer
Marc N. Bell	Vice President, Secretary and General Counsel
Ronald J. Bernstein	Director
Stanley S. Arkin	Director
Henry C. Beinstein	Director
Bennett S. LeBow	Director, Chairman of the Board
Jeffrey S. Podell	Director
Jean E. Sharpe	Director

(9)	Does not include shares of Common Stock held by Vector, as neither Mr. Kirkland nor Mr. Lampen has investment authority or voting control over the securities owned by Vector.

(10)
Includes (i) 408,750 shares of Common Stock held by Ladenburg and (ii) 1,044,584 shares of Common Stock issuable upon exercise of presently exercisable warrants held by Ladenburg. Mr. Lampen is the president and chief executive officer of Ladenburg Thalmann Financial Services Inc., the parent company and sole owner of Ladenburg. Accordingly, Mr. Lampen may be deemed to have investment authority and voting control over the securities owned by Ladenburg. Mr. Lampen specifically disclaims beneficial ownership of the shares of Common Stock held by Ladenburg, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Lampen is the beneficial owner of such shares of stock.

(11)
Includes 1,333,332 shares that Mr. Galvin has the right to acquire at within 60 days upon exercise of stock options, including with regard to the Galvin Options. For a description of the Galvin Options, see the information set forth under the heading “Executive and Director Compensation - 2011 Option Grants” in Item 2.01, which is incorporated by reference.

(12)	Includes 16,666 shares that Mr. Tacopina has the right to acquire at within 60 days upon exercise of stock options.

(13)	Includes 116,666 shares that Mr. Armstrong has the right to acquire at within 60 days upon exercise of stock options.

(14)	Includes 20,833 shares that Mr. Magrane has the right to acquire at within 60 days upon exercise of stock options.

(15)	Includes 20,833 shares that Mr. Melton has the right to acquire at within 60 days upon exercise of stock options.

(16)	Includes 20,833 shares that Mr. Kirkland has the right to acquire at within 60 days upon exercise of stock options.

(17)	Includes 16,666 shares that Mr. Lampen has the right to acquire at within 60 days upon exercise of stock options.

(18)	Includes 333,334 shares that Mr. Wasserman has the right to acquire at within 60 days upon exercise of stock options.

(19)	Includes 83,334 shares that Ms. Strumingher has the right to acquire at within 60 days upon exercise of stock options.

(20)	Includes 5,595 shares held by Mr. Kirkland.

(21)	The business address for George Karfunkel is 1671 52nd Street, Brooklyn, NY 11204.

(22)
The business address for Pro-Mall International, Ltd. is P.O. Box 1586, Georgetown, Grand Cayman, Cayman Island KY1-1110.  Based on information made available to the Company, Gustavo Moriera de Souza is the beneficial owner of Pro-Mall International, Ltd.  RBC Trust Company is the nominee shareholder holding the shares of Pro-Mall International, Ltd.

EXECUTIVE COMPENSATION

Summary Compensation Table

 The following table sets forth all compensation awarded to, paid to or earned by the following executive officers, for each of the Company and SG Building, for the fiscal year ended December 31, 2011 and 2010: (i) individuals who served as, or acted in the capacity of, the principal executive officers of the Company and SG Building for the fiscal year ended December 31, 2011; (ii) the  two most highly compensated executive officers of the Company and SG Building, other than the principal executive officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2011; and (iv) up to two additional individuals, other than former principal executive officers, for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company or SG Building at the end of the fiscal year ended December 31, 2011.  No disclosure is made for any executive officer, other than the Principal Executive Officer, whose total compensation did not exceed $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

SG Blocks, Inc. (formerly CDSI Holdings Inc.)

Richard J. Lampen former President and Chief Executive Officer (1)	2011	-	-	-	-	None
	2010	-	-	-	-	None

Paul M. Galvin current Chief Executive Officer (2)	2011 (from 11/04/2011)	40,000	-	182,400(4)	-	222,400
	2010	-	-	-	-	None

Stevan Armstrong current President and Chief Operating Officer(3)	2011 (from 11/04/2011)	25,000	-	31,290(5)	-	56,290
	2010	-	-	-	-	None

Brian Wasserman current Chief Financial Officer	2011	-	-	91,200	20,000 (6(a))	111,200
	2010	-	-	-	-	None

SG Building Blocks, Inc. (formerly SG Blocks, Inc.

Paul M. Galvin current Chief Executive Officer (2)	2011 (until 11/03/2011)	200,00	25,000	-	-	225,000
	2010	221,000	-	-	-	221,000

Stevan Armstrong current President and Chief Operating Officer(3)	2011 (until 11/03/2011)	125,000	13,000	-	-	138,000
	2010	149,250	-	-	-	149,250

Brian Wasserman current Chief Financial Officer	2011	-	-	-	79,000(6(b))	79,000
	2010	-	-	-	-	None

(1)
Richard J. Lampen, served as the President and Chief Executive Officer of the Company from November 5, 1998, until consummation of the Merger on November 4, 2011.  Upon consummation of the Merger and the resignation of Mr. Lampen, Paul Galvin was appointed the Chief Executive Officer of the Company.

Messrs. Lampen and Kirkland were the Company’s sole executive officers in 2010 and did not receive any salary or other compensation from the Company in 2011 or 2010, other than normal compensation paid to directors (as described below).  The Company was not party to any employment agreements or other compensation plans prior to the effective date of the Merger.

(2)
Mr. Galvin did not receive any compensation from the Company prior to the effective date of the Merger on November 4, 2011.  The compensation reflected in the Summary Compensation Table reflects compensation paid before and after the effective date of the Merger.  Compensation paid to Mr. Galvin before the effective date of the Merger was paid to Mr. Galvin by SG Building and its predecessor entity, SG LLC, in connection with his employment and other services provided to SG Building and SG LLC.  Prior to the Merger, Mr. Galvin served as the Chief Executive Officer of SG Building and SG LLC and was the founder of SG LLC.  As a member of SG LLC, Mr. Galvin was also entitled to certain member distributions.

(3)
Mr. Armstrong did not receive any compensation from the Company prior to the Effective Date of the Merger on November 4, 2011.  The compensation reflected in the Summary Compensation Table reflects compensation paid before and after the effective date of the Merger.  Compensation paid to Mr. Armstrong before the effective date of the Merger was paid to Mr. Armstrong by SG Building and its predecessor entity, SG LLC, in connection with his employment and other services provided to SG Building and SG LLC by Mr. Armstrong.  Prior to the Merger, Mr. Armstrong served as the President and Chief Operating Officer of SG Building since April 2009 and as a director of SG Building and its predecessor entity since January 2007.  Mr. Armstrong is a founder of SG LLC.

(4)
On November 7, 2011, an option to purchase 2,000,000 shares of the Company’s common stock were granted to Mr. Galvin as part of direct compensation.  Mr. Galvin was not granted any options in connection with his service on the Board.  The amounts shown represent the aggregate grant date fair value of stock options granted to Mr. Galvin during 2011, as determined in accordance with ASC Topic 718.

(5)
On November 7, 2011, an option to purchase 300,000 shares of the Company’s common stock were granted to Mr. Armstrong as part of direct compensation and options to purchase 50,000 shares were granted to Mr. Armstrong as compensation for serving on the Board of the Company.  The number options granted in connection with service on the Board was determined by dividing $10,000 by the Fair Market Value (as defined in the 2011 Plan) on the grant date ($0.20).  Notwithstanding this calculation, the amounts shown represent the aggregate grant date fair value of stock options granted to Mr. Armstrong during 2011, as determined in accordance with ASC Topic 718.   See discussion of the 2011 Director Options under the section titled “Compensation of Directors”.

(6)
(a)  Amount reflects payments to BAW pursuant to the Wasserman Agreement.  Mr. Wasserman is the Chief Executive Officer of BAW, a financial consulting business.

(b)  Amount reflects payments of 35,000 to BAW and payments of 44,000 to Janover, LLC, a public accounting firm that provided various services to SG LLC.   Mr. Wasserman is a Partner and a Director of Forensic Services at Janover, LLC.

 Employment Contracts and Termination of Employment and Change-in-Control Arrangements

 We are, through our principal operating subsidiary, SG Building, party to employment agreements with Paul Galvin, our Chief Executive Officer, Stevan Armstrong, our President and Chief Operating Officer and Jennifer Strumingher, our Chief Administrative Officer (the “SGB Employment Agreements”).  Mr. Galvin’s agreement is for a term of three (3) years with a base salary of $240,000 per year.  Mr. Armstrong’s agreement is for a term of three (3) years with a base salary of $150,000 per year.  Ms. Strumingher’s agreement is for a term of three (3) years with a base salary of $100,000 per year.  In addition, each of the officers may be entitled to receive a discretionary bonus as determined by our Board of Directors.

 In the event that we terminate Mr. Galvin’s employment for any reason other than for “Cause” (as defined in his employment agreement), he may be entitled to receive compensation equal to one year of his base salary (currently $240,000).  In the event we terminate Mr. Armstrong’s or Ms. Strumingher’s employment for any reason other than for “Cause” (as defined in the employment agreements), such officer may be entitled to receive compensation equal to the lesser of one year of his or her base salary or the remaining salary due for the term of his or her employment agreement. Such lesser amount is currently one year of base salary, which is $150,000 for Mr. Armstrong and $100,000 for Ms. Strumingher.  In addition to the foregoing payments, Messrs. Galvin and Armstrong and Ms. Strumingher may be entitled to receive a lump sum payment in an amount equal to a prorated portion of the greater of (i) any annual bonus payable in the year in which the termination of employment occurs or (ii) the terminated executive’s annual bonus in the year preceding the year of termination of employment.  These additional amounts are not currently calculable.

 Under the terms of Mr. Galvin’s employment agreement, upon a change of control followed within six (6) months by the termination of his employment, or a diminution in his duties, Mr. Galvin may be entitled to receive a severance payment equal to eighteen (18) months of his base salary (currently $360,000, based on present base salary of $240,000).  Under the terms of Mr. Armstrong’s and Ms. Strumingher’s employment agreement, upon a change of control followed within six (6) months by the termination of such officer’s employment, or a diminution in his or her duties, Mr. Armstrong or Ms. Strumingher may be entitled to receive a severance payment equal to the lesser of eighteen (18) months of his or her base salary or the remaining salary due for the term.  Such lesser amount is currently eighteen (18) months of base salary, which is $225,000 for Mr. Armstrong (based on present $150,000 base salary) and $150,000 for Ms. Strumingher (based on present $100,000 base salary).  The SGB Employment Agreements all contain an 18-month non-compete provision upon termination which will be increased to two (2) years if the employee is terminated by the Company for “Cause” (as defined in the employment agreements).

 Wasserman Consulting Agreement

 On November 7, 2011, we entered into the Wasserman Agreement with Mr Wasserman and BAW, which provides for certain consulting services to be provided by BAW and for Mr. Wasserman to serve as our Chief Financial Officer from November 7, 2011 until November 7, 2014, unless the Agreement is terminated for “Cause” (as defined in the Wasserman Agreement).  The Wasserman Agreement provides that BAW will be paid $10,000 per month and for Mr. Wasserman will receive options to purchase 1,000,000 shares of Company common stock at fair market value on the grant date ($0.20); one-third of which vest on the grant date, one-third vesting on November 7, 2012, and the remaining one-third vesting on November 7, 2013.

 Stock Options

 On July 27, 2011, in connection with the Merger, the Company obtained the written consent of holders of a majority of its outstanding common stock approving the 2011 Incentive Stock Plan.  The 2011 Plan covers up to 8,000,000 shares of common stock, and is designed to enable us to offer our employees, officers, directors, consultants and advisors whose services are considered valuable an opportunity to acquire an interest in the Company, to encourage a sense of proprietorship in the Company and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.  The various types of incentive awards that may be provided under the 2011 Plan (including options, restricted stock, and stock appreciation rights) are intended to enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.  All of our officers, directors, employees, consultants and advisors, as well as those of its subsidiaries, are eligible to be granted awards under the 2011 Plan.  An incentive stock option may be granted under the 2011 Plan only to a person who, at the time of the grant, is an employee of the Company or its subsidiaries.  The 2011 Plan expires on July 26, 2021 and is administered by the Company’s Board.

 2011 Option Grants

  On November 7, 2011 and November 11, 2011, the Stock Option Committee of the Company’s Board of Directors granted an aggregate 4,387,500 options to purchase common stock to the Named Executive Officers and certain other employees of the Company, to directors of the Company and to Mr. Wasserman, who is serving as the Chief Financial Officer of the Company pursuant to the Wasserman Agreement (the “2011 Options”), and approved the granting of 2,000,000 more options to Mr. Galvin (the “Galvin Options”) on January 2, 2012, which are to be granted on same terms as the 2011 Options.  The 2011 Options are 10 year options and were granted under the 2011 Plan at fair market value (as defined in the 2011 Plan) and, as approved by the Stock Option Committee, the Galvin Options (when granted) will be granted at fair market value on the day of grant.  One third of the 2011 Options and the Galvin Options vest upon grant, the second third vests on the first anniversary of the grant date, and the remaining third vests on the second anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year End

	Option Awards
Name	Option Vest Date(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Richard J. Lampen Former President and Chief Executive Officer	11/7/2011	16,666	0.2	11/6/2021
	11/7/2012	16,667	0.2	11/6/2021
	11/7/2013	16,667	0.2	11/6/2021
Paul M. Galvin Current Chief Executive Officer	11/7/2011	666,666	0.2	11/6/2021
	11/7/2012	666,667	0.2	11/6/2021
	11/7/2013	666,667	0.2	11/6/2021
Stevan Armstrong current President and Chief Operating Officer	11/7/2011	116,666	0.2	11/6/2021
	11/7/2012	116,667	0.2	11/6/2021
	11/7/2013	116,667	0.2	11/6/2021

Compensation of Directors

Director Compensation Table

 The table below summarizes the compensation paid by us to directors for the fiscal year ended December 31, 2011.

Name	Option Awards $ (1)	Fees Earned or Paid in Cash ($)	Total ($)

Richard J. Lampen	4,560 (2)	$5,000(3)	$5,000
J. Bryant Kirkland III	5,700 (2)	$5,000(3)	$5,000
Robert M. Lundgren*	-	$5,000(3)	$5,000
Glenn L. Halpryn*	-	$2,500(3)	$2,500

Magrane+	5,700 (2)	-	5,700
Melton+	5,700 (2)	-	5,700
Tacopina+	4,560 (2)	-	4,560
Galvin+			(4)
Armstrong+			(4)
*           Resigned on the effective date of the Merger.

+           Appointed on the effective date of the Merger.

(1)	The amounts shown represent the aggregate grant date fair value of stock options granted to Mr. Galvin during 2011, as determined in accordance with ASC Topic 718.
(2)
Following the effective date of the Merger, each director who was appointed to the Board, or continued to serve on the Board, received options in lieu of an annual retainer.  On November 7, 2011, the Stock Option Committee established a per-meeting director’s fee arrangement that provide for each director on the Audit Committee (Messrs. Kirkland, Magrane and Melton) to receive options to purchase $12,500 worth of Company common stock for each Board or committee meeting attended by such director, and for each other director (other than Mr. Galvin) to receive options to purchase $10,000 worth of Company common stock for each Board of Directors or committee meeting attended by such director.  On November 7, 2011, the Company’s Stock Option Committee granted options to purchase 50,000 shares of Company common stock to Messrs. Armstrong, Tacopina and Lampen, in connection with their service on the Board of Directors; and granted options to purchase 62,000 shares of Company common stock to Messrs. Kirkland, Magrane and Melton, in connection with their service on the Board of Directors (the “2011 Director Options”).  The 2011 Director Options are included in the 2011 Options and have the same terms as described for the 2011 Options.

(3)
For the fiscal year ended December 31, 2011, we paid each director who served on the Board prior to the effective date of the Merger (November 4, 2011), an annual retainer of $5,000, payable quarterly.

(4)	The compensation arrangements for Messrs. Galvin and Armstrong are disclosed in the Summary Compensation Table.

We also reimburse the directors for reasonable travel expenses incurred in connection with their activities on the Company’s behalf.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), SG Building’s audited financial statements for the fiscal years ended December 31, 2010 and December 31, 2009 and SG Building’s unaudited financial statements for the six-month interim period ended September 30, 2011 and September 30, 2010 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b) Pro Forma Financial Information.

 In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit	Description

2.01
Merger Agreement and Plan of Reorganization, dated July 27, 2011, by and among CDSI Holdings Inc., CDSI Merger Sub, Inc., SG Blocks, Inc. and Certain Stockholders of SG Blocks, Inc.  Incorporated herein by reference to Exhibit 2.01 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) with the Securities and Exchange Commission on August 2, 2011.

3.01
Amended and Restated Certificate of Incorporation of SG Blocks, Inc. (fka CDSI Holdings Inc.).  Incorporated herein by reference to Exhibit 3.01 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) on November 10, 2011.

3.02	Amended and Restated Bylaws of SG Blocks, Inc. (fka CDSI Holdings Inc.). Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2A (filed on May 05, 2009).

10.01+
2011 Incentive Stock Plan, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) with the Securities and Exchange Commission on August 2, 2011.

10.02
Form of Company Indemnification Agreement dated, November 7, 2011, between SG Blocks, Inc. and each of Paul Galvin, Joseph Tacopina, Stevan Armstrong, J. Scott Magrane, Christopher Melton, J. Bryant Kirkland III, Richard J. Lampen, Jennifer Strumingher, and Brian Wasserman.  Incorporated herein by reference to Exhibit 10.02 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) on November 10, 2011.

10.03+
Employment Agreement, dated October 26, 2010, between Paul Galvin and SG Building Blocks, Inc. (fka SG Blocks, Inc.).  Incorporated herein by reference to Exhibit 10.03 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) on November 10, 2011.

10.04+
Employment Agreement, dated October 26, 2010, between Stevan Armstrong and SG Building Blocks, Inc. (fka SG Blocks, Inc.).  Incorporated herein by reference to Exhibit 10.04 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) on November 10, 2011.

10.05+
Employment Agreement, dated October 26, 2010, between Jennifer Strumingher and SG Building Blocks, Inc. (fka SG Blocks, Inc.).  Incorporated herein by reference to Exhibit 10.05 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) on November 10, 2011.

10.06+	Consulting Agreement, dated November 7, 2011 between SG Blocks, Inc., BAW Holdings Corp. and Brian Wasserman.

10.07**	Collaboration and Supply Agreement, dated July 23, 2007, between SGBlocks, LLC (now known as SG Building, Inc.) and ConGlobal Industries, Inc.

16.01
Letter from Becher Della Torre Gitto & Company PC to the Securities and Exchange Commission, dated November 9, 2011.  Incorporated herein by reference to Exhibit 16.01 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) on November 10, 2011.

17.01
Resignation Letter of Glenn L. Halpryn, dated October 19, 2011.  Incorporated herein by reference to Exhibit 17.01 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) on November 10, 2011.

17.02
Resignation Letter of Robert Lundgren, dated October 19, 2011.  Incorporated herein by reference to Exhibit 17.02 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) on November 10, 2011.

21.1	List of Subsidiaries. Incorporated herein by reference to Exhibit 21.1 to the Current Report on Form 8-K/A as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) on December 20, 2011.

99.01
SG Building Blocks, Inc. (fka SG Blocks, Inc.) financial statements for the fiscal years ended December 31, 2010 and 2009 and for the six months ended June 30, 2011 and 2010 (unaudited). Incorporated herein by reference to Exhibit 99.01 to the Current Report on Form 8-K/A as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) on November 14, 2011.

99.02
Unaudited pro forma condensed combined balance sheet as of June 30, 2011 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and six months ended June 30, 2011.  Incorporated herein by reference to Exhibit 99.02 to the Current Report on Form 8-K/A as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) on November 14, 2011.

*	Filed herewith.

**	Filed herewith with confidential portions omitted pursuant to request for confidential treatment. The omitted portions have been separately filed with the SEC.

+	Includes compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2012
SG BLOCKS, INC.

	By:	/s/ Brian Wasserman
		Name:	Brian Wasserman
		Title:	Chief Financial Officer